UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2007

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 14, 2006, Diedrich Coffee, Inc. (the “Company”) and Starbucks Corporation (“Starbucks”) entered into an asset purchase agreement (the “Agreement”) pursuant to which Starbucks agreed to purchase the Company’s leasehold interests in up to 40 of the 47 locations where the Company operates retail stores under the Diedrich Coffee and Coffee People brands (the “Company Stores”), along with certain related fixtures and equipment, improvements, prepaid items, and ground lease improvements, and to assume certain liabilities as set forth in the Agreement. On December 12, 2006, the Company’s stockholders approved the Agreement at the Company’s annual stockholder meeting.

Pursuant to the Agreement, Starbucks agreed to pay the Company up to $13,520,000 in cash, which included payment of $120,000 as consideration for the Company’s agreement to a non-compete provision, plus the amount of any prepaid items associated with the Company Stores that were transferred. The actual amount paid by Starbucks under the Agreement is dependent on which and how many of the Company Stores are ultimately transferred to Starbucks. Ten percent of the amount paid to the Company upon transfer of the Company Stores is required to be deposited into an escrow fund to be held in connection with the Company’s indemnification obligations.

The closing for the transfer of the initial group of Company Stores occurred on January 16, 2007, which related to the transfer of 15 Diedrich Coffee and Coffee People leaseholds and related assets to Starbucks in exchange for a cash payment of approximately $5,568,000 to the Company and the deposit of approximately $618,000 into the escrow fund. In connection with the closing for a second group of Company Stores, which occurred on February 2, 2007, the Company transferred an additional 13 Diedrich Coffee and Coffee People leaseholds and related assets to Starbucks and agreed to retain three Company Stores that were the subject of the Agreement in exchange for a cash payment of approximately $5,565,000 to the Company and the deposit of approximately $514,000 into the escrow fund. The Company anticipates transferring an additional Company Store leasehold and related assets to Starbucks on or around February 9, 2007. Any additional transfers of Company Store leaseholds and related assets are subject to the satisfaction or waiver of certain conditions that have not been deemed satisfied or waived.

In separate transactions with two parties other than Starbucks, the Company closed on the transfer of three retail store locations on February 1, 2007 and one retail store location on February 2, 2007 and received $678,000 and $26,000, respectively.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information:

The Company provided pro forma financial information reflecting the transaction with Starbucks in its definitive proxy statement filed on November 16, 2006. The Company is in the process of completing its work on the financial information required by Item 9.01(b) of Form 8-K, which will be filed by amendment to this Form 8-K upon its completion.

(d)	Exhibits:

Exhibit Number	Reference
10.1	Agreement of Purchase and Sale of Assets by and between Starbucks Corporation, Diedrich Coffee, Inc. and Coffee People, Inc. (incorporated by reference from Exhibit 10.25 to the Company’s Form 10-K for the fiscal year ended June 28, 2006)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2007	Diedrich Coffee, Inc.

/s/ Sean M. McCarthy
(Signature)
Name: Sean M. McCarthy
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement of Purchase and Sale of Assets by and between Starbucks Corporation, Diedrich Coffee, Inc. and Coffee People, Inc. (incorporated by reference from Exhibit 10.25 to the Company’s Form 10-K for the fiscal year ended June 28, 2006)